Exhibit 32.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant
To Section 906 of the Sarbanes-Oxley Act of 2002

          Pursuant to 18 U.S.C. § 1350, the undersigned officer of Butler International Inc. (the “Registrant”) hereby certifies that to such officer’s knowledge the Registrant’s Quarterly Report on Form 10-Q for the period ended April 1, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 21, 2008	By:	/s/ Mark Koscinski

Mark Koscinski Senior Vice President Finance, Acting Principal Financial Officer

          The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

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